Exhibit 10.13

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     This Amended and Restated Employment Agreement ("Agreement") is made effective the 1st day of December, 1999 between SITEL CORPORATION, a Minnesota corporation ("Company") and JAMES F. LYNCH ("Executive"). This Agreement amends and restates in its entirety the Employment Agreement dated effective May 11, 1995 between Company and Executive.

         THE PARTIES AGREE AS FOLLOWS:

     1. Employment and Duties. Company hereby employs Executive as its Chairman of the Board and member of the Office of the Chairman throughout the remaining term of this Agreement and agrees to cause Executive from time to time to be elected or appointed to such corporate offices or positions. Executive accepts such employment. The duties and responsibilities of Executive shall include duties and responsibilities consistent with Executive's corporate offices and positions, including those set forth in the bylaws of Company from time to time, overall responsibility for the development and implementation of Company's business plans and strategies, and such other duties and responsibilities which the Board of Directors of Company from time to time may reasonably assign to Executive. Unless otherwise determined by agreement of Executive and the Board of Directors of Company, Executive also shall serve in the same corporate offices or positions with Company's subsidiaries (and Company's successor, in the event of any corporate reorganization) throughout the term of this Agreement, and shall have the same duties and responsibilities with respect to such subsidiaries (and such successor) as he has with respect to Company, but without additional compensation, and Company agrees to cause Executive from time to time to be elected or appointed to such corporate offices or positions.

     2. Term. The original term of this Agreement began June 1, 1995 and ended May 31, 1998, but the term has continued without interruption for rolling three-year periods pursuant to the following provision. Commencing on June 1, 1996, and on the same calendar date each year thereafter through and including June 1, 2002, Executive's employment term under this Agreement has been automatically extended, and shall continue to be automatically extended, by an additional consecutive twelve (12) month period, unless sooner terminated in accordance with this Agreement.

     3. Work Efforts; Other Activities. During the term of this Agreement, Executive shall devote substantially all of his work efforts to the business and affairs of Company responsibilities assigned to him pursuant to this Agreement. However, Executive may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior approval of the Board of Directors of Company, to serve as a director of other corporations and other activities not expressly mentioned in this paragraph. Executive may invest his personal assets as he deems appropriate so long as such investments do not interfere with Executive's performance of the duties and responsibilities assigned to him pursuant to this Agreement.

     4. Place of Employment. The office of Executive shall be located in Omaha, Nebraska during the term of this Agreement, and Executive will not be required to relocate or transfer his office from the immediate vicinity of the Omaha, Nebraska metropolitan area. Company shall furnish Executive with offices, secretarial and other support services consistent with those currently provided and such other facilities and services at such locations as may be reasonably required to permit Executive to conveniently fulfill the duties of his employment.

     5. Base Salary. For all services to be rendered by Executive pursuant to this Agreement, Company agrees to pay Executive during the term of this Agreement a base annual salary (the "Base Salary") of not less than the greater of (a) the base salary established for Executive by Company's Compensation Committee (the "Committee"); or (b) $250,000. The Base Salary shall be increased, effective on the first day of each fiscal year during Executive's employment (the "Adjustment Date") by an amount equal to the percentage increase in the U.S. Department of Labor Consumer Price Index (All Items) for all Urban Consumers, U.S. City Average, 1982-1984 = 100 (the "Index") since June 1, 1995, or the previous Adjustment Date, whichever is later. The adjustment shall be determined no later than three (3) months after the Adjustment Date for which the adjustment applies. At no time will the Base Salary, as adjusted, be decreased by a decline of the Index. The Base Salary shall be paid in periodic installments in accordance with Company's regular payroll practices.

     6. Additional Compensation.

                 (a) Bonus. Within sixty (60) days prior to the commencement of each fiscal year beginning in 1996 during the term of this Agreement, Executive and the Committee shall mutually agree upon the criteria upon which a bonus for Executive for such next fiscal year is to be based. A bonus shall be awarded to Executive for each fiscal year in accordance with the mutually agreed criteria, unless Executive and the Committee agree that the bonus shall be awarded on some other basis in which case a bonus shall be awarded as such other basis as they have mutually agreed. The Company shall pay such awarded bonus to Executive in cash within thirty (30) days after it is awarded by the Committee (and no later than ninety (90) days after the end of such fiscal year for which the bonus is awarded) unless otherwise agreed to by Executive and Company in advance of the award. It is expected but not required that the bonus shall be derived from the annual bonus pool established by the Company for key management, supervisory and administrative employees.

                  (b) Stock Option Plans. On June 1 of each year beginning in 1996 during the term of this Agreement (or, with respect to the final year of this Agreement, upon the effective date of termination of Executive's employment if such effective date is a date other than June 1) (the "Option Grant Date"), Company through the Committee shall cause to be granted to Executive options to purchase that number of shares of Company's voting common stock which is at least equal to five percent (5%) of the aggregate number of shares for which options for Company stock were granted since the last Option Grant Date (or, with respect to the first year of this Agreement, since June 1, 1995) to Company's employees and to Company's non-employee directors under any stock option plans (including incentive stock option plans) of Company. The terms (including price and exercise dates) of the options granted to Executive shall be as determined by the Committee but shall be comparable to the terms upon which options were generally granted to other employees of Company during the applicable period, subject to any differences required under applicable tax laws with respect to incentive stock options granted to Executive. In all events, the options granted to Executive shall provide that Executive shall have at least ninety (90) days following termination of Executive's employment under this Agreement for any reason other than death, and that Executive's personal representative or other legal representative shall have at least one (1) year following Executive's death, to exercise any or all of the outstanding options granted to Executive to the extent they were exercisable on the date of such termination of employment or, if Executive's employment is terminated without cause or constructively or by reason of Executive's death or disability, to exercise any or all of such outstanding options in full. Executive and Company acknowledge that Executive voluntarily waived his rights to receive option grants pursuant to this Section 6(b) on June 1, 1997, June 1, 1998 and June 1, 1999.

                 (c) Benefit Plans. During the term of this Agreement, Company shall provide to Executive and his eligible dependents at Company's expense individual or group medical, hospital, dental, and long-term disability insurance coverages and group life insurance coverage, in each case at least as favorable as those coverages provided to the other senior executive officers of Company or its subsidiaries. Executive shall also be entitled to participate in such other benefit plans or programs which Company or its subsidiaries from time to time may make available to its employees generally or to some or all of its other senior executive officers.

                 (d) Vacations and Holidays. During the term of this Agreement, Executive shall be entitled to paid vacations, holidays and time off as are consistent with past practice and custom for Company's senior executive officers.

                 (e) Other Benefits and Allowances. During the term of this Agreement, Executive shall, in addition, receive the benefits or allowances described in the attached Schedule 6(e).

                 (f) Expenses. During the term of this Agreement, Executive shall be entitled to prompt reimbursement by Company of all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by Executive (in accordance with the policies and procedures established by Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, that Executive shall properly account for such expenses in accordance with Company policies and procedures, which may include but are not limited to itemized accountings.

     7. Termination of Employment.

                 (a) Death. Executive's employment under this Agreement shall terminate upon his death.

                 (b) Disability. If Executive becomes incapable by reason of physical injury, disease, or mental illness from substantially performing his duties under this Agreement for a continuous period of six (6) months or for more than one hundred eighty (180) days in the aggregate during any twelve (12) month period (a "Disability Period"), then Company may terminate Executive's employment under this Agreement.

                 (c) Cause. Company also may terminate Executive's employment under this Agreement for cause; however, for purposes of this Agreement, "cause" shall mean only (i) Executive's confession or conviction of theft, fraud, embezzlement, or any other crime involving dishonesty, (ii) bad faith or dishonest conduct on the part of Executive which is materially detrimental to Company, or (iii) Executive's failure to comply with a lawful directive of the Board of Directors of Company material to Executive's duties and Executive shall fail to comply with such directive within thirty (30) days after his receipt of a written notice from the Board of Directors of Company setting forth in reasonable detail the particulars necessary for reasonable compliance. Termination shall occur thirty (30) days after "cause" is established. In no event shall the results of Company's operations or any business judgment made in good faith by Executive constitute an independent basis for termination for cause of Executive's employment under this Agreement.

                 (d) Voluntary Resignation. Executive may voluntarily resign from Company's employ at any time upon at least thirty (30) days' prior written notice of the effective date of such resignation.

                 (e) Constructive Termination. In the event of Company's Constructive Termination of Executive's employment, Executive, at his election, may remain employed or terminate his employment under protest, provided that he has given written notice to the Board of Directors setting forth the manner in which he has been constructively terminated and such Constructive Termination is not timely corrected. In the event of a Constructive Termination, Executive shall continue to receive all compensation and benefits provided for in this Agreement, including an office, furnishings, equipment and secretarial services of his selection of equal quality for the remainder of the term of this Agreement. "Constructive Termination" for purposes hereof shall mean that (i) Company has delegated one or more of Executive's duties described in paragraph 1, other than for cause as defined in Section 7(c), and Company fails to confirm to Executive in writing the reinstatement of any such duty to Executive within thirty (30) days after receipt by the Board of Directors of Executive's written notice of protest; (ii) Company has, without Executive's consent, moved its executive offices from the Omaha, Nebraska metropolitan area; or (iii) Executive's Base Salary is decreased below its current level ($400,000) except only on an Adjustment Date in years beginning no earlier than the year 2001 (but in any event as provided in Section 5 the Base Salary may never be decreased below $250,000).

     8. Payments Upon Termination of Employment.

                 (a) Death or Disability. In the event Executive's employment shall terminate by reason of death or disability as described in subparagraphs 7(a) or 7(b) above prior to the end of the term of this Agreement, Executive, his legal representative or beneficiary, as the case may be, shall be entitled to receive within thirty (30) days after the date of termination a cash amount equal to eighteen (18) months of Executive's Base Salary, bonuses and other compensation and benefits provided for in this Agreement (as such term has been automatically extended pursuant to paragraph 2 above), which cash amount shall in any event not be less than $1,120,000 or more than $1,300,000. Any compensation otherwise payable under this subparagraph, however, shall be reduced by an amount equal to the net payments Executive is entitled to receive for the same period by reason of any Company paid disability benefit plans or social security disability income. For purposes of computing the aggregate bonuses payable under this subparagraph 8(a), such aggregate bonuses shall be equal to the average of the aggregate bonuses earned by Executive with respect to his preceding three (3) employment years which amount shall, in turn, be multiplied by a factor of 1.5.

                 (b) Termination for Cause. In the event Executive's employment shall be terminated "for cause" as described in subparagraph 7(c) prior to the end of the term of this Agreement, Executive shall be entitled to receive within thirty (30) days after the date of termination, a cash amount equal to his Base Salary, bonuses and other compensation and benefits up to the date of termination. Any bonuses for a partial year of employment shall be prorated through date of termination.

                 (c) Involuntary Termination. If Company terminates Executive's employment constructively as described in subparagraph 7(e) above, or if
Executive's employment shall terminate for any other reason not set forth in subparagraphs 7(a)-(d) above, prior to the end of the term of this Agreement, then (without limiting any other rights or claims which Executive may have against Company or others), Executive shall be entitled to receive within thirty
(30) days after the date of termination a cash amount equal to Executive's Base Salary, bonuses and other compensation and benefits provided for in this Agreement from the date of such termination through the end of the then term of this Agreement (as such term has been automatically extended pursuant to paragraph 2 above), which cash amount shall in any event not be less than $1,120,000 or more than $1,300,000. For purposes of computing the aggregate bonuses payable under this subparagraph 8(c), such aggregate bonuses shall be equal to the average of the aggregate bonuses earned by Executive with respect to his preceding three (3) employment years which amount shall, in turn, be multiplied by a factor equal to the number of whole and/or partial employment years, inclusive of the then current employment year, remaining through the end of the then term of this Agreement (as such term has been automatically extended pursuant to paragraph 2 above). For example, if Executive's employment terminates other than by reason of his death, disability, "cause" as defined in
Section 7(c), or voluntary resignation, on February 1, 2000, and if at the time of his termination he was receiving a Base Salary of $400,000 per year, was receiving other compensation and benefits valued at $25,000 per year, and had received no bonuses during the preceding three (3) employment years, then the cash amount payable to Executive pursuant to this Section 8(d) shall be the $1,120,000 minimum, since ($400,000 + $25,000 + $0) = $425,000 x 2.33 (the number of years remaining in the then term which still runs from February 2000 through May 2002) = $990,250.

The payments provided for above constitute the full amounts which Executive shall be entitled to be paid under this Agreement in the event of termination of his employment prior to the end of the term of this Agreement. The following amounts shall be credited against, and shall therefore reduce, any cash amount which becomes payable to Executive pursuant to this Section 8: (i) $100,000 per year (prorated monthly for any partial years) of the Base Salary increase (from $250,000 to $400,000) implemented effective for the pay period beginning on or about June 1, 1999 and paid to Executive prior to termination of employment; and (ii) 100% of any discretionary cash bonuses paid to Executive between May 11, 1999 and termination of employment. For example, if Executive were entitled to be paid the cash amount described in the example given in Section 8(d), and if Executive had been paid $8,333/month x 8 months = $66,664 of the Base Salary increase and discretionary cash bonuses of $300,000, then a total of $366,664 would be credited against the cash amount and the balance of $1,120,000 - $366,664 = $753,336 would be payable to Executive pursuant to Section 8(d).

     9. Notice of Termination. Any termination of Executive's employment by Company shall be communicated in a written Notice of Termination to Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice from the Board of Directors which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     10. Confidentiality and Noncompetition Agreement. Executive, for the consideration stated herein, has previously executed a "Noncompetition Agreement" in the form attached as Schedule 10, which for avoidance of doubt is hereby confirmed as remaining in full force and effect.

     11. Registration Rights. If Executive's employment with Company shall terminate for any reason other than voluntary resignation or final expiration of the term of this Agreement, Executive may thereafter require Company to register any or all of the unregistered shares of common stock that Executive (or his assigns) may then own as of the date of such termination of employment in accordance with the provisions of the previously executed "Registration Rights Agreement" in the form attached as Schedule 11, which for avoidance of doubt is hereby confirmed as remaining in full force and effect.

     12. Successors and Assigns. This Agreement and all rights under this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors, and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity.

     13. Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be deemed to be properly given if delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to Executive: James F. Lynch
                         19 Ginger Cove
                         Valley, Nebraska  68064

        If to Company:   SITEL Corporation
                         111 South Calvert Street
                         Suite 1900
                         Baltimore, Maryland  21202
                         Attn: President

or to such other address as either party may have furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective only upon receipt. Notices also may be given by facsimile and in such case shall be deemed to be properly given when sent so long as the sender uses reasonable efforts to confirm and does confirm the receiver's receipt of the facsimile transmission.

     14. Merger, Etc. of Company. If during the term of this Agreement all or substantially all of the assets and business of Company are disposed of by merger, consolidation, sale of assets, or otherwise, then Company may elect either:

                 (a) to assign this Agreement and all of Company's rights and obligations under this Agreement to the acquiring or surviving corporation; provided that such acquiring or surviving corporation shall assume in writing, in a manner reasonably satisfactory to Executive, all of the obligations of Company under this Agreement; and provided further that Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations under this Agreement in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement; or

                 (b) in addition to its other rights of termination set forth in paragraph 7, to terminate this Agreement upon at least thirty (30) days' prior written notice to Executive and the payment to Executive of the compensation provided for in subparagraph 8(c).

     15. Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and is signed by Executive and an officer of Company (other than Executive) so authorized by the Board of Directors of Company. No waiver by either party to this Agreement at any time of any breach by the other party of, or compliance by the other party with, any condition or provision of this Agreement to be performed by the other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party that are not expressly set forth in this Agreement.

     16. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provision shall remain in full force and effect; nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision.

     17.   Counterparts.   This   document  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

     18. Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

     19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the conflicts of law principles, of the State of Nebraska.

     20. Dispute Resolution. Any claim by Executive or Company arising from or in connection with this Agreement, whether based on contract, tort, common law, equity, statute, regulation, order, or otherwise, (a "Dispute") shall be resolved as follows:

                 (a) Such Dispute shall be submitted to mandatory and binding arbitration at the election of either Executive or Company (the "Disputing Party"). Except as otherwise provided in this paragraph 20, the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA").

                 (b) To initiate the arbitration, the Disputing Party shall notify the other party in writing within thirty (30) days after the occurrence of the event or events which give rise to the Dispute (the "Arbitration Demand"), which notice shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of any claim, (iii) specify the requested relief, and (iv) name an arbitrator who (A) has been licensed to practice law in the U.S. for at least ten (10) years, (B) has no relationship to either Executive or Company, and (C) is experienced in representing clients in connection with employment-related disputes (the "Basic Qualifications"). Within fifteen (15) days after the other party's receipt of the Arbitration Demand, such other party shall serve on the Disputing Party a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such party, (ii) asserting any counterclaim, which statement shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C) specify the requested relief, and (iii) naming a second arbitrator satisfying the Basic Qualifications. Promptly, but in any event within five (5) days thereafter, the two (2) arbitrators so named shall select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationship with the parties or their counsel, except as otherwise disclosed in writing to and approved by the parties. The arbitration will be heard by a panel of the three (3) arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. Decisions of a majority of the members of the Arbitration Panel shall be determinative.

                  (c) The arbitration hearing shall be held in Omaha, Nebraska. The Arbitration Panel is specifically authorized to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. The Arbitration Panel will have no power or authority, under the Commercial
Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including, without limitation, the provisions of this paragraph 20.

                 (d) If an arbitrator refuses or is unable to proceed with arbitration proceedings as called for by this paragraph 20, such arbitrator shall be replaced by the party who selected such arbitrator or, if such arbitrator was selected by the two (2) party-appointed arbitrators, by such two
(2) party-appointed arbitrators' selecting a new third arbitrator in accordance with subparagraph 20(b), in either case within five (5) days after such declining or withdrawing arbitrator's giving notice of refusal or inability to proceed. Each such replacement arbitrator shall satisfy the Basic Qualifications. If an arbitrator is replaced pursuant to this subparagraph 20(d) after the arbitration hearing has commenced, then a rehearing shall take place in accordance with the provisions of this subparagraph 20(d) and the Commercial Arbitration Rules of the AAA.

                 (e) Within five (5) days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the parties a writing setting forth the Arbitration Panel's finding of facts and conclusions of law relating to the Dispute, including the reason for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be confidential information.

                 (f) The Arbitration Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitration Panel is authorized to issue monetary sanctions against either party if, upon a showing of good cause, such party is unreasonably delaying the proceeding.

                 (g) Any award rendered by the Arbitration Panel will be final, conclusive, and binding upon the parties, and any judgment on such award may be entered and enforced in any court of competent jurisdiction.

                 (h) Each party will bear a pro rata share of all fees, costs, and expenses of the arbitrators; and, notwithstanding any law to the contrary, each party will bear all of the fees, costs, and expenses of its own attorneys, experts, and witnesses. However, in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to enforce any award rendered by the Arbitration Panel, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceedings, in addition to any other relief to which such party may be entitled.

                  (i) Nothing contained in the preceding provisions of this paragraph 20 shall be construed to prevent either party from seeking from a court a temporary restraining order or other injunctive relief pending final resolution of a Dispute pursuant to this paragraph 20.

                                SIGNATURE PAGE TO
                                 JAMES F. LYNCH
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     IN WITNESS WHEREOF, Company and Executive have executed this Agreement.

                                       SITEL CORPORATION, a Minnesota
                                       corporation


                                       By: /s/
                                           ------------------------------------
                                           Phillip A. Clough, President and
                                           Chief Executive Officer


                                           /s/
                                           ------------------------------------
                                           JAMES F. LYNCH

                                  SCHEDULE 6(e)

                                       CAR
                                       ---

     Company shall provide Executive with a new luxury automobile not less often than every three (3) years at least equal in quality to Executive's current Company automobile.

                            COUNTRY CLUB MEMBERSHIPS
                            ------------------------

     Company shall pay all fees and expenses  associated  with membership in two
(2) country clubs, including golfing privileges, to the extent Company's payment of the fees and expenses are tax deductible to Company.

                                   SCHEDULE 10

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT
                  ---------------------------------------------

                                 (see attached)

                          SITEL CORPORATION MANAGEMENT
                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

     THIS  AGREEMENT  is  entered  into  this  11th  day of May,  1995 by  SITEL
CORPORATION, a Minnesota corporation (the "Company"), and JAMES F. LYNCH ("Employee").

     Company operates a direct sales and marketing business which creates and directs large-scale telephone-based marketing programs for large corporate clients, using inbound, outbound and call interactive telemarketing services. Its operations and clients are throughout the United States, and are expected to expand internationally. Employee is the Chief Executive Officer of Company. The Company desires to continue Employee's employment and Employee desires to continue his or her employment with the Company under the terms of an employment agreement being entered into concurrently herewith (the "Employment Agreement").

     Employee has direct personal contact and actually does business with existing clients. Employee is also involved in obtaining new clients for the Company, and is directly involved in targeting, meeting and negotiating with prospective clients. The sales cycle to close business with a prospective client generally takes from three months to one year. The parties recognize that by reason of the length of time that it requires to develop and retain a relationship between employees and existing and prospective clients, that it will take a period of time for the Company to reestablish and retain the goodwill between the Company and its client without interference from departing employees.

     In order to permit Employee to function as a member of management, the Company will, from time to time, entrust Employee with highly sensitive, confidential, and proprietary information belonging to the Company, including but not limited to knowledge regarding the Company's business, future plans, trade secrets, know-how, products, suppliers, clients, and employees, which Company desires to protect. Additionally, the Company will, from time to time, entrust confidential information of its clients, which was disclosed to the Company pursuant to certain confidentiality agreements between the Company and the respective client. Because of the difficulty of isolating the Company's and protected clients' Confidential Information from other business activities which Employee may consider pursuing on his or her own, some limitations must be imposed on Employee's right to compete with the Company or use Confidential Information of the Company or its clients.

     In consideration of the foregoing recitals and the continued employment of Employee under the terms of the Employment Agreement, the parties agree as follows:

Section 1 - Nondisclosure of Confidential Information.
-----------------------------------------------------

     (a) "Confidential Information" means information, not generally known, that is proprietary to Company, including without limitation:

         1) financial and accounting data, sales records, profit and loss and other performance reports, pricing manuals, training manuals, selling and pricing procedures, financing methods, data processing and communication information, technical data, securities information, agreements with insurers, banks, and other service providers, trade secrets and know-how regarding Company's business and its products and services;

         2) personnel and salary information, including wages, bonuses, commissions, and fringe benefits;

         3)       production and processing procedures, formulae and systems;

         4)       vendor and supplier information;

         5) buying practices, sources of supply for components, the quality, prices and usage of components, information and materials, manner of vendor payment, profit margins, expense ratios, pricing, lead time and other information concerning the Company's buying activities;

         6) client lists and prospect lists including, without limitation, names of contacts, products and services purchased, quantities of products and services purchased, pricing including discounts and add-ons, terms, credit histories, timing of purchases, and payment histories, special demands of particular clients, and current and anticipated requirements of clients generally for products or services of the Company;

         7)       marketing   information,    including,   without   limitation,
                  research, development, testing and client surveys and preferences regarding the Company's current and new products or services, and specifications of any new products or services under development by or for the Company;

         8) business projections, strategic planning, marketing planning, activity and practices, marketing systems and procedures, pricing policies and practices, and inventory procedures and systems; and

         9)       confidential information of the Company's clients.

     (b) Employee agrees to receive, hold and treat all Confidential Information received from or developed for the Company as confidential and secret, to use such Confidential Information only for the advancement of the interests of the Company, and to use Employee's best efforts to protect the secrecy of such Confidential Information. Employee agrees that Confidential Information will be disclosed by Employee only to those persons who are required to have such knowledge in connection with their work for the Company and that Employee will not directly or indirectly disclose any Confidential Information to others without the prior written consent of the Company. Employee further agrees not to use, directly or indirectly, any Confidential Information for the benefit of Employee or any third party. Confidential Information does not include any of the items in this Section which have become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved.

     (c) Employee agrees that upon termination of his or her employment with the Company, for any reason whatever, voluntary or involuntary, with or without cause, he or she will immediately return to the Company all equipment, property, funds, lists, forms, plans, documents or other written or computer material, software or firmware, or copies of the same, belonging to the Company, or any of its clients including all materials containing Confidential Information within his possession, and he will not retain or use any Confidential Information.

Section 2 - Restrictions Against Competition.
--------------------------------------------

     Employee acknowledges that because the Confidential Information made known to or developed by Employee during his or her employment with the Company could not practically be disregarded, the provision of similar employee services to a competitor of the Company immediately following the termination of his or her employment with the Company would inherently and inevitably result in the use of Confidential Information of the Company by Employee, even if Employee were to use his or her best efforts to avoid using such information. In order to prevent the improper use of Confidential Information and the resulting unfair competition and misappropriation of the Company's goodwill and other proprietary interests, Employee agrees that while he or she is employed by the Company and, unless such termination is without cause ("cause" having only the meaning described in subparagraph 6(c) of the Employment Agreement), for a period of eighteen (18) months after the termination of his employment other than without cause, Employee will not, directly or indirectly, whether as an employee, agent, consultant, independent contractor, owner, partner or otherwise:

         a) solicit any client of the Company, with whom he or she actually did business and had personal contact during the term of his or her employment with the Company, for the purpose of obtaining the business of such client, in competition with the Company;

         b) advise or recommend to any other person that such person solicit any client of the Company with whom he or she actually did business and had personal contact during the term of his or her employment with the Company, for the purpose of obtaining the business of such client, in competition with the Company;

         c) solicit any prospective client of the Company, with whom he or she actually did business and had personal contact during the term of his or her employment with the Company, for the purpose of obtaining the business of such client, in competition with the Company;

         d) advise or recommend to any other person that such person solicit any prospective client of the Company with whom he or she actually did business and had personal contact during the term of his or her employment with the Company, for the purpose of obtaining the business of such client, in competition with the Company;

         e) work for himself or herself or a competitor in an employee, managerial, marketing or sales capacity, utilizing the Confidential Information in competition with the Company in the business of direct sales and marketing utilizing large-scale telephone-based direct marketing programs for large corporate clients, whether inbound, outbound or call interactive, or providing other services then currently provided by the Company or any prospective services being then currently developed by the Company during his or her employment with the Company or at the time of his or her termination, the details of which Employee was privy to in Employee's position with the Company; provided that notwithstanding the foregoing, Employee shall thereafter still be restricted from using the Confidential Information of the Company pursuant to Section 1 hereof; or

         f) employ, solicit for employment, or advise or recommend to any other person that such person solicit for employment or employ, any person employed by the Company.

     The phrase "in competition with the Company" shall include Employee working for a client of the Company, whether as an employee, agent, consultant, independent contractor, owner, partner or otherwise, to provide telephone based direct marketing services or other services then currently provided by the Company or any prospective services being then currently developed by the Company during Employee's employment with the Company or at the time of Employee's termination, the details of which Employee was privy to in Employee's position with the Company.

     The phrase "prospective client" shall mean those businesses with whom Employee has had substantial and extended actual and personal contact to develop new business for the Company, including developing sales strategies, marketing information, and proposals, and negotiating providing services to such prospective clients, or about whom Employee has particular knowledge as a result of receiving confidential or proprietary information of the Company about such prospective client.

     Employee agrees that the Company's contracts with its clients generally are from one to three years in duration; that it will take a substantial amount of time for another employee of the Company to develop good will with the Company's clients serviced by Employee; the area of its business is national and expanding internationally; it is reasonable to restrict Employee's competition during the time period described above in such geographic area; and, that the restrictions set forth in this Agreement (including, but not limited to, the period of restriction, activity and geographic area set forth) are fair and reasonable and are necessarily required for the protection of the interests of Company.

     These covenants are independent of one another and are severable. In the event any part of the covenants set forth in this section shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable part had not been included herein. If any provisions of these covenants relating to the time period, activity and/or area of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time periods, activities or areas which such court deems reasonable and enforceable, such time period, activity and/or area of restriction shall be deemed to become and thereafter be the maximum time period, activity and/or area which such court deems reasonable and enforceable.

Section 3 - Enforcement of Employee Restrictions.
------------------------------------------------

     In signing this Agreement, Employee is fully aware of the restrictions that this Agreement places upon Employee's future employment with someone other than the Company. However, Employee understands and agrees that Employee's access to the Confidential Information and clients of the Company makes such restrictions both necessary and reasonable.

     Employee agrees with the Company that if he shall violate or threaten to violate any of the terms of this Agreement, then the Company shall be entitled to injunctive relief; such remedy shall be in addition to and not in limitation of any rights or remedies to which the Company is or may be entitled to at law or in equity.

     This Agreement is severable. In the event any part of the terms of this Agreement shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable part had not been included herein.

Section 4 - Employment Situation.
--------------------------------

     Employee  and  Company  are  concurrently   entering  into  the  Employment
Agreement, which agreement constitutes consideration to Employee for this agreement.

     Employee's employment with the Company is subject to the Company's standard personnel policies, procedures, guidelines, and practices as they may be amended from time to time. In the event of a conflict between the provisions of such policies, procedures, guidelines and practices and the provisions of this Agreement, the provisions of this Agreement shall control.

Section 5 - Survivability.
-------------------------

     The provisions of Section 1 of this Agreement shall survive the termination of Employee's employment, even if such termination constitutes a wrongful termination of Employee's employment. The provisions of Section 2 of this Agreement shall survive the termination of Employee's employment, unless Company has terminated Employee's employment without cause ("cause" having only the meaning described in subparagraph 6(c) of the Employment Agreement).

Section 6 - Attorney Review.
---------------------------

     EMPLOYEE IS ADVISED AND ENCOURAGED TO REVIEW THIS AGREEMENT WITH EMPLOYEE'S PRIVATE ATTORNEY BEFORE SIGNING IT. TO THE EXTENT, IF ANY, THAT EMPLOYEE DESIRED, EMPLOYEE HAS TAKEN ADVANTAGE OF THIS RIGHT. EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT AND IS VOLUNTARILY ENTERING INTO THIS AGREEMENT.

     IF EMPLOYEE HAD THE ADVICE OF AN ATTORNEY IN REVIEWING THIS AGREEMENT, EMPLOYEE HAD HIS OR HER ATTORNEY SIGN THE AGREEMENT IN THE SPACE INDICATED EMPLOYEE'S ATTORNEY HAS REVIEWED THE AGREEMENT WITH EMPLOYEE. IF EMPLOYEE CHOOSE NOT TO HAVE AN ATTORNEY REVIEW THIS AGREEMENT EMPLOYEE HAS SO INDICATED THAT IN THE ATTORNEY REVIEW SPACE BELOW, BY WRITING AND INITIALING "DECLINED TO USE ATTORNEY".

Section 7 - Miscellaneous.
-------------------------

     This writing constitutes the entire agreement between the parties hereto and supersedes any prior understanding or agreements among them respecting the subject matter. There are no extraneous representations, arrangements, understandings, or agreements, oral or written, among the parties hereto, except those fully expressed herein. No amendments or modifications to the terms of this Agreement shall be made unless made in writing and signed by all the parties hereto. The failure of either party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce any such provisions. The existence of any claim or cause of action by Employee against the Company, whether based upon this Agreement or otherwise, shall not constitute a defense to the enforcement of this agreement by the Company. This Agreement is severable. In the event any part of the terms of this Agreement shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable part had not been included herein. This Agreement shall be construed and governed in accordance with the substantive laws of the State of Nebraska. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns.

                                 SIGNATURE PAGE
                                       TO
                          SITEL CORPORATION MANAGEMENT
                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SITEL CORPORATION


By: /s/                                           /s/
    ---------------------------------             -----------------------------
     Matthew H. Gates, President                  JAMES F. LYNCH


Reviewed:


-------------------------------------             -----------------------------
     Attorney for Employee                        Date:


(IF EMPLOYEE CHOOSES NOT TO HAVE AN ATTORNEY REVIEW THIS AGREEMENT, EMPLOYEE WILL WRITE AND INITIAL "DECLINED TO USE ATTORNEY" IN THE SPACE ABOVE.)

                                   SCHEDULE 11

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                                 (see attached)

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     This Registration Rights Agreement is entered into as of the 11th day of May, 1995, by and among SITEL CORPORATION, a Minnesota corporation, its successors and assigns (the "Company"), and JAMES F. LYNCH, Chairman of the Board and Chief Executive Officer (the "Holder").

     WHEREAS, the Company and Holder have entered into an Employment Agreement as of this same date (the "Employment Agreement") and, as partial consideration therefor, the Company has agreed to provide Holder certain demand and piggyback registration rights with respect to Holder's stock in Company, which rights may be exercised by Holder following certain events.

     THE PARTIES AGREE AS FOLLOWS:

                                    ARTICLE I

                               REGISTRATION RIGHTS
                               -------------------

     Section 1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  (c) "Securities Act" shall mean the Securities Act of 1933, as
amended,   or  any  similar  federal  statute  and  the  rules  and  regulations thereunder, all as the same shall be in effect at the time.

                  (d) "Shares" means any of the shares of Common Stock of the Company currently held or hereafter acquired from time to time by the Holder, including but not limited to the shares acquired pursuant to an incentive stock option plan, up to ninety (90) days following his date of termination of employment with the Company.

                  (e) "Registrable Securities" means any of the following shares which have not been sold to the public or which have not lost their registration rights as provided herein: (i) the Shares and (ii) any shares of Common Stock of the Company, and any securities of the Company or any other corporation, issued as a dividend or other distribution with respect to or in replacement of or exchange for the Shares.

                  (f) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  (g)  "Registration  Expenses" shall mean all expenses incurred by the Company in complying with Article I hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and excluding the fees and expenses of legal counsel for the Holder.

                  (h) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities and all fees and expenses of legal counsel for the Holder.

                  (i) "Triggering Event" shall mean the termination of Holder's employment with Company for any reason except Holder's voluntary resignation or the final expiration on or after the year 2003 of the term (including renewals) of the Employment Agreement.

     Section 1.02 Demand Registration Rights.

                  (a) Request for Registration. If within ninety (90) days after the date of the Triggering Event the Company receives a written request from Holder that the Company effect a registration with respect to all or a part of the Registrable Securities of Holder (provided that if less than 25% of the Registrable Securities of Holder are to be registered such securities shall have an aggregate proposed offering price to the public of at least $500,000), the Company will as soon as practicable thereafter use its diligent best efforts to effect all such registrations, qualifications, or compliances (including without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 1.02 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                  Subject to the foregoing, the Company shall file a registration statement as soon as practicable after receipt of the request of the Holder but in any event within sixty (60) days of receipt of such request provided however, that if the Company shall furnish to the Holder a certificate signed by the then Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder.

                  (b) Underwriting. If the Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this
Section 1.02. The Company shall (together with the Holder) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holder.

                  If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account in such registration if the Holder so agrees.

     Section 1.03 Piggyback Registration Rights.

                  (a) Notice of Proposed Registration. If at any time or from time to time on or after a Triggering Event the Company shall determine to register any of its Common Stock, other than (i) a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or (ii) a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a Commission Rule 145 transaction, the Company will:

                  (i)  promptly give the Holder written notice thereof; and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance). and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by the Holder, except as set forth in
                  Section 1.03(b).

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 1.03(a)(i). In such event the right of the Holder to registration pursuant to this Section 1.03 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. The Holder shall in such case (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
Section 1.03, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the amount of securities to be included in the registration and underwriting by the Holder; provided however, the number of Registrable Securities to be included in such registration and underwriting shall not be reduced to less than 50% of the securities sought to be included therein without the prior written consent of the Holder. Notwithstanding the above, Holder and his assigns, cumulatively, shall not be entitled to require the registration of Registrable Shares to any greater extent, percentage-wise than the extent to which the stock of any other employee of the Company shall be included in the registration (not including Form S-8 or similar employee plan registrations). If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded from such registration.

     Section 1.04 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.02 and 1.03 shall be borne by the Company. Unless otherwise stated, all other expenses and all Selling Expenses relating to securities registered by the Holder shall be borne by the Holder.

     Section 1.05 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon request, inform the Holder as to the status of each such registration, qualification and compliance. At its expense the Company will:

                  (a) keep such registration, and any qualification or compliance under state securities laws which the Company determines to obtain, effective for a period of one hundred eighty (180) days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                  (b) furnish such number of prospectuses and other documents incident thereto as the Holder or any underwriter from time to time may reasonably request.

     Section 1.06 Indemnification.

                  (a) The Company will indemnify the Holder, his legal counsel and accountants, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder, his legal counsel and accountants, and each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of the Holder or underwriter and stated to be specifically for use therein.

                  (b) The Holder will, if Registrable Securities held by the Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, and each of its directors, officers, legal counsel and accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, legal counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of the Holder and stated to be specifically for use therein.

                  (c) Each party entitled to indemnification  under this Section
1.06 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to provide notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 1.06 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

     Section 1.07 Lockup Agreement. In consideration for the Company agreeing to its obligations under this Article I, the Holder agrees in connection with any firmly underwritten public offering of the Company's Common Stock, upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 30 days) from the effective date of such registration as the Company or the underwriters may specify; provided, however, that the Holder shall have no obligation to enter into the agreement described herein unless all executive officers and directors of the Company and all other holders of more than 5% of the Company's outstanding Common Stock enter into similar agreements.

     Section 1.08 Information by Holder. The Holder shall furnish to the Company such information regarding the Holder and the distribution of proceeds by the Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Sections 1.02 or 1.03 of this Agreement.

     Section 1.09 Rule 144 Reporting. With a view to making available to the Holder the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) so long as the Holder owns any unregistered Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as the Holder may reasonably request in availing Holder of any rule or regulation of the Commission allowing the sale of any such securities without registration.

     Section 1.10 Transfer of Registration Rights. The rights to cause the Company to register the Registrable Securities granted to the Holder by the Company under Sections 1.02 and 1.03 may be assigned by the Holder to not more than five transferees or assignees of any of the Holder's Registrable Securities, provided that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, provided that no such assignment shall increase the number of registrations that the Company may be required to effect under this Agreement.

                                   ARTICLE II

                                  MISCELLANEOUS
                                  -------------

     Section 2.01 Amendment. Any modification, amendment, or waiver of this Agreement or any provision hereof shall be effective only if in writing and executed by the Holder and the Company.

     Section 2.02 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Nebraska without regard to its conflicts of laws principles.

       Section 2.03 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     Section 2.04 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall either be delivered personally or by telegram or be mailed by first class mail, postage prepaid, addressed to the Holder at 19 Ginger Cove, Valley, NE 68064 or to the Company at 13215 Birch Street, Suite 100, Omaha, NE 68164, or at such other address as either party shall have furnished to the other party in writing. All notices shall be deemed effective (a) when received, if personally delivered or sent by telegram, or (b) three days after deposit in the mail, if mailed as set forth above.

     Section 2.05 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 2.06 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to other subject matter hereof.

     Section 2.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
                  BETWEEN SITEL CORPORATION AND JAMES F. LYNCH


          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.

                                                 SITEL CORPORATION


                                                 By:  /s/
                                                     ---------------------------
                                                     Matthew H. Gates, President


                                                     /s/
                                                     ---------------------------
                                                     JAMES F. LYNCH